As filed with the Securities and Exchange Commission on May 12, 2003

Registration No. 333-104037

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

(Exact name of Registrant as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15326 Alton Parkway

Irvine, California 92618

(949) 789-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clay A. Halvorsen, Esq.

Senior Vice President, General Counsel and Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

(949) 789-1600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Montgomery, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Suite 4000

Los Angeles, California 90067-3026

(310) 552-8500

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

(The Facing Page is continued on the following page)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Debt Securities, Preferred Stock (3), Common Stock (4) and Warrants (offered by Standard Pacific Corp.)	$514,000,000(5)(6)	N/A	$514,000,000(5)(6)	$41,583

Common Stock (offered by the selling stockholders)	1,500,000 shares(7)	$26.495(8)	$39,742,500(8)	$3,215(8)

Total			$553,742,500	$44,798(9)

(1)	Except for the shares of common stock offered by the selling stockholders, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed offering price per unit will be determined from time to time, by Standard Pacific Corp. or the selling stockholders in connection with the sale by Standard Pacific Corp. or the selling stockholders of the securities registered hereunder.
(3)	Includes shares of Standard Pacific Corp.’s preferred stock that may be issued upon exercise of warrants registered hereby.
(4)	Includes shares of Standard Pacific Corp.’s common stock that may be issued upon conversion of the preferred stock or debt securities or upon exercise of warrants registered hereby. Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement between Standard Pacific Corp. and EquiServe Trust Company N.A., as Rights Agent.
(5)	Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(6)	In no event will the aggregate maximum offering price of all securities issued by Standard Pacific Corp., from time to time, pursuant to this Registration Statement exceed $514,000,000. Such amount represents the offering price of any preferred or common stock, the principal amount of any debt securities issued at their stated principal amount, the offering price of any debt securities issued at an original discount, and the issue price of any warrants. Of the $514,000,000 of securities being registered hereunder, pursuant to Rules 429(b) and 457(p) under the Securities Act of 1933, as amended, an aggregate of $3,742,500 of securities are being carried forward from Standard Pacific Corp.’s prior registration statement on Form S-3 (file no. 333-52732).
(7)	There is being registered an aggregate of 1,500,000 shares of Standard Pacific Corp. common stock that may be sold from time to time by the selling stockholders. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(8)	The offering price of the shares of common stock to be sold from time to time by the selling stockholders and the applicable registration fee were computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Standard Pacific’s common stock on March 24, 2003. The maximum aggregate offering price listed is for fee computation purposes only and does not reflect the actual sales price of the shares registered.
(9)	$44,495 previously paid in connection with this Registration Statement and, in reliance on Rule 457(p), $303 previously paid in connection with unsold securities from Standard Pacific Corp.’s prior registration statement on Form S-3 (file no. 333-52732) initially filed on December 26, 2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 12, 2003

PROSPECTUS

$514,000,000

STANDARD PACIFIC CORP.

Debt Securities

Preferred Stock

Common Stock

Warrants

1,500,000 Shares of

Common Stock Offered by

Selling Stockholders

This prospectus provides a general description of our debt securities, preferred stock, common stock and warrants that may be offered hereunder from time to time. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

The aggregate initial offering price of all securities sold by Standard Pacific Corp. under this prospectus will not exceed $514,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,500,000 shares of our common stock.

The common stock of Standard Pacific Corp. is listed on the New York Stock Exchange and Pacific Stock Exchange under the symbol “SPF.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us” and “our” refer to Standard Pacific Corp., a Delaware corporation, and its predecessors and consolidated subsidiaries.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The aggregate offering price of all securities that we may sell under this prospectus will not exceed $514,000,000. Such amount may be sold from time to time in any combination of the securities listed below. In addition either or both of the selling stockholders named in this prospectus may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,500,000 shares of our common stock.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	our debt securities;

•	our preferred stock;

•	our common stock; and

•	warrants entitling the holders to purchase our common stock, preferred stock or debt securities.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

This prospectus provides a general description of the securities we may offer hereunder. If required, each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the amount of common stock that any selling stockholder proposes to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

Our Business

We are a leading geographically diversified builder of high-quality single-family homes. We construct homes within a wide range of price and size targeting a broad range of homebuyers. We have operations in major metropolitan areas in California, Texas, Arizona, Colorado, Florida, and the Carolinas and have built homes for more than 53,000 families during our 37-year history. In California, we have over 37 years of operating experience and currently sell homes throughout Southern California and in the San Francisco Bay Area and Sacramento. We have been building homes in Texas for over 20 years, with established operations in Dallas and Austin. In 1998, we entered the Phoenix, Arizona market through the acquisition of an ongoing homebuilding operation and in 2000, we entered the Denver, Colorado market through the acquisition of The Writer Corporation. In 2002, we furthered our geographic diversification by entering the Florida and Carolina markets through the acquisition of three established homebuilders: Westbrooke Homes in South Florida, Colony Homes in Orlando and Westfield Homes in Tampa, Southwest Florida and the Carolinas. We also provide mortgage financing and title services to our homebuyers through our subsidiaries and joint ventures: Family Lending Services, SPH Mortgage, WRT Financial, Westfield Home Mortgage, Universal Land Title of South Florida and SPH Title.

Standard Pacific Corp. was incorporated in the State of Delaware in 1991. Through our predecessors, we commenced homebuilding operations in 1966 with a single tract of land in Orange County, California.

Our principal executive offices are located at 15326 Alton Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges(1)	4.2x	4.6x	4.9x	4.0x	3.7x

•	(1) Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means net income (plus cash distributions of income from unconsolidated homebuilding joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in costs of sales, (d) interest portion of rent expense, (e) income from unconsolidated homebuilding joint ventures, (f) discontinued operations and (g) an extraordinary charge from early extinguishment of debt of $1.3 million, net of taxes, in 1998. For this purpose, “fixed charges” means homebuilding interest incurred, whether expensed or capitalized, and the interest portion of rent expense.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to Delaware corporation law, our board of directors may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any new series of common stock;

•	fix the qualifications, limitations, or restrictions of any new series of common stock, including, without limitation, dividend rights and whether dividends are cumulative;

•	fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of common stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any wholly unissued series of common stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of common stock if not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stockholders.

Our common stock is listed on the New York Stock Exchange and Pacific Stock Exchange under the symbol “SPF”. Mellon Investor Services LLC is the Transfer Agent and Registrar for our common stock.

Preferred Stock

At the date of this prospectus, no shares of our preferred stock are outstanding. Our board of directors may, without stockholder approval, issue up to 10,000,000 shares of preferred stock in one or more series and, subject to Delaware corporation law, may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any series of preferred stock;

•	fix the qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights and whether dividends are cumulative;

•	fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any wholly unissued series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock if not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Although we currently do not intend to do so, our board may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stockholders, and the board could take that action without stockholder approval.

Effect of New Issuance

If the board were to issue a new series of common stock or preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of our company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Stockholders Rights Agreement

In December 2001, we entered into a rights agreement pursuant to which our board of directors declared a dividend of one stock purchase right for each outstanding share of our common stock. Each share of our common stock subsequently issued by us (prior to the expiration of the rights agreement or distribution of the rights), including any shares sold pursuant to this prospectus, will likewise have attached a right. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding voting stock, will initially entitle the holder to purchase one one-hundredth of one share of our Series A Junior Participating Cumulative preferred stock, at an initial exercise price of $115, subject to adjustment. The rights will become exercisable only after a person or group has acquired, or publicly announced an intention to acquire, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a party acquires 15% or more of our voting stock, each holder of a right will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.001 until the earlier of ten days after a party acquires 15% or more of our voting stock or we are acquired. The rights will expire on December 31, 2011, unless earlier redeemed, exchanged or exercisable. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

The terms of the rights are fully described in a rights agreement between EquiServe Trust Company, N.A., as rights agent, and us. Until the rights are distributed or expire, any certificates representing shares of common stock we sell pursuant to this prospectus will contain a notation incorporating the rights agreement by reference. You should refer to the rights agreement for a more detailed description of the terms and provisions of the rights. A copy of the rights agreement has been filed with and is publicly available at or from the Securities and Exchange Commission as described under the heading “Where You Can Find More Information” at page 16.

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

In addition to our rights agreement, provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•	Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination. In addition, our certificate of incorporation requires certain approvals for business combinations with a stockholder that owns or owned, within the three-year period prior to the determination time, 5% or more of our voting stock and certain of such stockholder’s affiliates and associates.

•	Our certificate of incorporation provides that our board of directors is divided into three classes, with staggered three-year terms. In addition, our certificate of incorporation provides that our directors may only be removed for cause upon approval of the stockholders. These provisions make it more difficult for our stockholders to replace our board of directors and for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management.

•	Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent without a meeting. Special meetings of stockholders may be called only by a majority of the members of our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

•	Our certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third party more difficult or less attractive.

•	Our bylaws provide time limitations for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholders’ meetings.

Additionally, our certificate and bylaws require the affirmative vote of the holders of at least a majority of our outstanding voting stock to amend the applicable provisions described above. Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the Securities and Exchange Commission as described under the heading “Where You Can Find More Information” at page 16.

DEBT SECURITIES

We may issue senior, senior subordinated or subordinated debt securities. Senior debt securities will be issued under a senior debt indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed a senior debt securities indenture, a senior subordinated debt indenture, and the form of a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under the indentures filed, or under new indentures substantially in the form thereof to be entered into with a trustee chosen by us. The senior debt indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the “indentures.” References to an “indenture” below are references to the senior debt indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time. We will file any new indentures (which will be consistent with the forms filed) and any supplements or amendments to the indentures as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described under the heading “Where You Can Find More Information” at page 16. The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

•	the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

•	any restrictions upon our ability to incur additional debt;

•	the denominations in which the debt securities are issuable;

•	the currency or currencies in which principal and interest will be payable, if other than United States dollars;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the nature and terms of the security for any secured debt securities;

•	the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

•	the amount of our then outstanding debt, both secured and unsecured, that will rank senior to the debt securities, rank equal to the debt securities, and be subordinated to the debt securities;

•	any right of holders of the debt securities to convert them into our common or preferred stock and the terms of any such conversion; and

•	any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	our default in payment when due of the principal of or any premium on any of the debt securities of that series;

•	our default for 30 days in payment of any installment of interest on any debt security of that series;

•	default by us in the observance or performance of certain covenants in the indenture or applicable supplemental indenture relating to that series and, with respect to certain of those covenants, we have not cured such default after 60 days’ notice;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

•	add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

•	evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

•	appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

•	establish the form or terms of any series of unissued debt securities;

•	provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	cure any ambiguity, omission, defect or inconsistency;

•	secure any series of debt securities; or

•	make any change that does not adversely affect the legal rights of any holder of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify certain provisions of the indenture relating to waivers that require the consent of holders;

•	modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

•	adversely modify the ranking or priority of the debt securities; or

•	waive a continuing default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Book-Entry, Delivery and Form

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry-form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

•	an event of default has occurred and is continuing and we have received a request to issue definitive securities.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Concerning the Trustee

In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•	in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•	if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations.

SELLING SECURITY HOLDERS

Either or both of the stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,500,000 shares of our common stock. Each of the potential selling stockholders is a former director of Standard Pacific Corp. The following table sets forth, as of May 9, 2003, the number of shares of our common stock that each stockholder beneficially owns. The term “selling stockholder” includes each holder listed below and any transferees, pledgees, donees or other successors-in-interest receiving shares from the holder listed below after the date of this prospectus as a gift, pledge or other non-sale related transfer. The selling stockholders may sell, transfer or otherwise dispose of some or all of their shares of common stock in transactions exempt from the registration requirements of the Securities Act. In addition, any or all of the 1,500,000 shares of common stock registered hereunder for sale by the selling stockholders may be offered for sale by either or both of the selling stockholders, to the extent a selling stockholder owns a sufficient number of shares. Accordingly, the number of shares of common stock that will be held by the selling stockholders upon consummation of any sale hereunder is subject to change. This table is based on information supplied to us by the selling stockholders.

	Beneficial Ownership Prior to Offering			Beneficial Ownership if all Shares Being Registered are Sold
Name of Beneficial Owner	Number of Shares	Percent of Class(1)	Number of Shares Being Registered	Number of Shares	Percent of Class(1)
Arthur E. Svendsen(2)	2,300,000	7.1%	1,000,000	1,300,000	4.0%
Donald H. Spengler(3)	553,935	1.7%	500,000	53,935	*

*	Less than 1%.
(1)	The applicable percentage of ownership for each selling stockholder is based on 32,146,918 shares of Standard Pacific Corp. common stock issued and outstanding as of May 9, 2003, together with all stock options currently exercisable or exercisable within 60 days after May 9, 2003, if any, for such selling stockholder.
(2)	Mr. Arthur Svendsen was a director and Chairman of the Board of Standard Pacific Corp. (including its predecessors) from 1961 until he retired in May 2001. Mr. Svendsen also served as our Chief Executive Officer from 1961 until December 1999. Mr. Svendsen was appointed Chairman Emeritus of Standard Pacific Corp. effective as of May 16, 2001. The share number does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen’s wife. Mr. Svendsen disclaims beneficial ownership of the shares held by his wife.
(3)	Mr. Donald Spengler was a director of Standard Pacific Corp. (including its predecessors) from 1962 until he retired in May 2000. The shares are jointly held with Winifred Ann Spengler, Mr. Spengler’s wife.

If required, information regarding the sale of shares of common stock to be sold by each selling stockholder hereunder, including the number of shares to be sold, will be set forth in one or more prospectus supplements.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. The selling stockholders, and any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;
•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange and Pacific Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may permit the selling stockholders named herein, or their pledgees or donees, to sell our common stock pursuant to this prospectus. The selling stockholders may only sell pursuant to this prospectus with our consent, which consent may be withheld in our sole discretion. If the selling stockholders sell common stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling stockholders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including the exhibits and schedules, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

Room 1200

450 Fifth Street, N.W.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2002;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	our Current Report on Form 8-K, filed March 7, 2003;

•	the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Clay A. Halvorsen, Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements as of December 31, 2002 and for the year then ended included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Our financial statements as of and for the years ended December 31, 2000 and 2001 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. In June 2002, we replaced Andersen with Ernst & Young as our auditors for fiscal year 2002. After reasonable efforts, we have been unable to obtain Andersen’s consent to the incorporation by reference into this prospectus of Andersen’s report with respect to our consolidated financial statements as of and for the years ended December 31, 2000 and 2001. Under these circumstances, Rule 437a under the Securities Act permits us to file the registration statement of which this prospectus is a part without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen’s provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of Los Angeles, California will issue an opinion with respect to the validity of the securities to be offered and sold by this prospectus. Robert K. Montgomery, a partner of Gibson, Dunn & Crutcher LLP, and members of his family hold approximately 25,000 shares of our common stock on the date of this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

Standard Pacific Corp.

$514,000,000

Debt Securities

Preferred Stock

Common Stock

and Warrants

1,500,000 Shares of

Common Stock Offered by

Selling Stockholders

PROSPECTUS

                         , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$44,798
Printing Expenses	25,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Blue Sky Fees	10,000
Miscellaneous	10,000

Total	$149,798

Item 15.    Indemnification of Directors and Officers.

Standard Pacific is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Standard Pacific, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Standard Pacific’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Standard Pacific will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Standard Pacific or is or was serving at the request of Standard Pacific as a director or officer of another corporation or enterprise. Standard Pacific has entered into indemnification agreements with its officers and directors. Standard Pacific may, in its discretion, similarly indemnify its employees and agents. Standard Pacific’s Certificate relieves its directors from monetary damages to Standard Pacific or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, Standard Pacific may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company.

Standard Pacific currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific.

Item 16.    Exhibits and Financial Schedule.

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on May 7, 2003.

STANDARD PACIFIC CORP.

By:	/s/ STEPHEN J. SCARBOROUGH
Name: Stephen J. Scarborough Title: Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

* Stephen J. Scarborough	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 7, 2003

* Andrew H. Parnes	Senior Vice President—Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 7, 2003

* Michael C. Cortney	President and Director	May 7, 2003

* James L. Doti	Director	May 7, 2003

* Ronald R. Foell	Director	May 7, 2003

* Douglas C. Jacobs	Director	May 7, 2003

Keith D. Koeller	Director

* Larry McNabb	Director	May 7, 2003

* Jeffrey V. Peterson	Director	May 7, 2003

* By:	/s/ ANDREW H. PARNES
Andrew H. Parnes as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement**

4.1

Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

4.2

Certificate of Correction of Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.2 of Standard Pacific Corp.’s Registration Statement on Form 8-B (No. 001-10959), filed with the Securities and Exchange Commission on December 17, 1991.

4.3

Certificate of Amendment to Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.3 of Standard Pacific Corp.’s Registration Statement on Form 8-B (No. 001-10959), filed with the Securities and Exchange Commission on December 17, 1991.

4.4

Certificate of Merger of Standard Pacific Corp., incorporated by reference to Exhibit 3.4 of Standard Pacific Corp.’s Registration Statement on Form 8-B (No. 001-10959), filed with the Securities and Exchange Commission on December 17, 1991.

4.5

Certificate of Designations of Series A Junior Participating Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Registration Statement on Form 8-A12B (No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

4.6

Amended and Restated Bylaws of Standard Pacific Corp., incorporated by reference to Exhibit 3.5 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 333-37014), filed with the Securities and Exchange Commission on May 15, 2000.

4.7

Form of specimen common stock certificate, incorporated by reference to Exhibit 28.3 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

4.8	Form of specimen preferred stock certificate.**

4.9	Certificate of Designations of Preferred Stock of Standard Pacific Corp.**

4.10

Rights Agreement, dated as of December 31, 2001, by and between Standard Pacific Corp. and EquiServe Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Registration Statement on Form 8-A12B (No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

4.11

Senior Debt Securities Indenture, dated as of April 1, 1999, by and between Standard Pacific Corp. and The First National Bank of Chicago, as Trustee (the “1999 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 16, 1999.

4.12

First Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 8½% Senior Notes due 2009, dated as of April 13, 1999, by and between Standard Pacific Corp. and The First National Bank of Chicago, as Trustee, with Form of Note attached, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 16, 1999.

4.13

Second Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 9½% Senior Notes due 2010, dated as of September 5, 2000, by and between Standard Pacific Corp. and Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as Trustee, with Form of Note attached, incorporated by reference to Exhibit 4.1 on Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on September 8, 2000.

4.14

Third Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 8½% Senior Notes due 2009 and 9½% Notes due 2010, dated as of December 28, 2001, by and between Standard Pacific Corp. and Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as Trustee, incorporated by reference to Exhibit 4.10 of Standard Pacific Corp.’s Annual Report on Form 10-K (No. 001-10959), for the year ended December 31, 2001.

4.15

Fourth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 7¾% Senior Notes due 2013, dated as of March 7, 2003, by and between Standard Pacific Corp. and Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as trustee, incorporated by reference to Exhibit 4.1 to Standard Pacific Corp’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2003.

4.16

Senior Subordinated Debt Securities Indenture, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as Trustee (the “2002 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 15, 2002.

4.17

First Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 9¼% Senior Subordinated Notes due 2012, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as Trustee, with Form of Note attached thereto, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 15, 2002.

4.18

Form of Subordinated Debt Securities Indenture, incorporated by reference to Exhibit 4.1(c) of Standard Pacific Corp.’s Registration Statement on Form S-3/A (No. 333-64719), filed with the Securities and Exchange Commission on October 22, 1998.

4.19	Form of Warrant Agreement.**

4.20	Form of Warrant.**

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	The registrant was unable to obtain the consent of Arthur Andersen LLP, former independent public accountants of Standard Pacific Corp. See the section entitled “Experts” in the prospectus.

24.1	Powers of Attorney (included on signature page of this registration statement).*

25.1	Statement of Eligibility of Trustee on Form T-1 of Bank One Trust Company, N.A.

*	Previously filed with this registration statement.
**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.